UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2013

THE DIGITAL DEVELOPMENT GROUP CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-53611	98-0515726
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6630 West Sunset Blvd.

Los Angeles, CA 90028

(Address of principal executive offices)

(800) 783-3128

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 3, 2013, The Digital Development Group Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement, Secured Convertible Promissory Note, Security Agreement, Warrant, Deed of Trust, Deed of Trust Notes, Confession of Judgment and ancillary agreements (the “Financing Documents”) with Tonaquint, Inc., (the “Buyer”).

Under the terms of the Financing Documents, the Buyer entered into the Secured Convertible Promissory Note in the principal amount of $340,000.00 (the “Note”). The Company is obligated to commence repayment of the Note on the 180th day after the Note issuance date by making monthly installments of $28,333.33.  Provided certain equity conditions are met, the Company may repay the monthly installment payments through the issuance of Company common stock at the market price (the “Market Price”) which means 60% of the arithmetic average of the three (3) lowest VWAP of the shares of Common Stock during the twenty (20) consecutive trading day period immediately preceding the date of repayment.  Additionally, if the Company pays the installment payment in Company common stock, then 23 days following the installment payment date the Buyer shall receive additional shares of Company common stock if the Market Price on the 23rd day is less than the Market Price on the installment payment date.  The entire outstanding balance under the Note is due and payable 17 months after the date of issuance.  The Note bears interest at the rate of eight percent (8%) per annum, provided that upon the occurrence of an event of default, interest shall accrue on the outstanding balance both before and after judgment at the rate of twenty-two percent (22%) per annum.  The Note carries an original issue discount of $30,000.00.  In addition, the Company agreed to pay $10,000.00 to the Buyer to cover the Buyer’s legal fees, accounting costs, due diligence, monitoring and other transaction costs, all of which amount is included in the initial principal balance of the Note.

In consideration for the Note, the Buyer paid the Company (i) $100,000.00, and (ii) issued to the Company two Buyer Deed of Trust Notes in the amount of $100,000 each, one which will be prepaid by Buyer within 2 months and 4 months, respectively, of April 3, 2013 provided that an equity conditions failure has not occurred under the Note. The Note is secured by a Security Agreement executed by the Company and listing the Buyer Deed of Trust Notes as security for the Company’s obligations under the Financing Documents (the “Security Agreement”).  Each of the Buyer Deed of Trust Notes is secured by a Deed of Trust (the “Deed of Trust”).  The Company also entered into Judgment by Confession which may be entered by Buyer in an event of default by the Company under the Financing Documents.  The Company delivered to the Transfer Agent an irrevocable letter of instructions to provide for the issuance of shares to the Buyer in the event of default and conversion of the Note.  The Company executed a Request for Full Reconveyance which will be held in escrow in accordance with the terms of the Escrow Agreement. The Buyer executed and recorded the Deed of Trust in the official records of Williamson County, Tennessee evidencing the Buyer's pledge of property in Williamson County, Tennessee to secure the Buyer’s obligations under the Buyer Deed of Trust Notes and Deed of Trust.

The outstanding balance under the Note may be converted by the Buyer at any time into shares of Company common stock at the rate of $0.20 per share (the “Conversion Price”), subject to adjustment in the event of certain issuances of variable price or unrestricted securities by the Company after the date of the Note.  Upon an event of default, the outstanding balance under the Note shall increase to 135% and will be immediately due and payable, and the Buyer may convert the outstanding balance into shares of Company common stock at the lower of the Conversion Price then in effect and the Market Price.

The Company also issued Buyer a warrant to purchase up to 1,400,000 shares of Company common stock at an exercise price of $0.20 per share, subject to adjustment in the event of certain issuances of variable price and unrestricted securities by the Company after the date of the Note.  The Warrants may be exercised for a term of 5 years and have a “cashless exercise” provision.

The foregoing is only a brief description of the material terms of the Financing Documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as exhibits to this Current Report.

Item 3.02

Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuance did not involve any public offering; the Company made no solicitation in connection with the sale other than communications with the investor; the Company obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2013, the Company agreed to issue Martin W. Greenwald, the Company’s Chief Executive Officer and Interim Chief Financial Officer, 1,250,000 shares of Company common stock in consideration for payment of accrued compensation owed under the terms of Mr. Greenwald’s employment agreement.

Item 8.01

Other Events

As previously disclosed, effective January 30, 2013, the Company entered into a Promissory Note with Martin W. Greenwald, pursuant to which Mr. Greenwald has agreed to loan the Company up to $250,000 to fund Company operations. The Promissory Note provides that Mr. Greenwald may advance funds to the Company from to time to time, up to the amount of $250,000.  As of April 3, 2013, Mr. Greenwald has loaned the Company approximately $260,000.00 under the terms of the Promissory Note.  The Company intends to amend the Promissory Note on the same terms for all amounts loaned by Mr. Greenwald above the $250,000.00.

Item 9.01

Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
10.12	Securities Purchase Agreement dated April 2, 2013 with Tonaquint, Inc.
10.13	Convertible Promissory Note in the principal amount of $340,000 dated April 2, 2013 with Tonaquint, Inc.
10.14	Security Agreement dated April 2, 2013 with Tonaquint, Inc.
10.15	Deed of Trust dated April 2, 2013 with Tonaquint, Inc.
10.16	Warrant dated April 2, 2013 with Tonaquint, Inc.
10.17	Confession of Judgment dated April 2, 2013 with Tonaquint, Inc.
10.18	Tonaquint, Inc. Deed of Trust Note #1 dated April 2, 2013
10.19	Tonaquint, Inc. Deed of Trust Note #2 dated April 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP.

Dated: April 9, 2013	By:	/s/ Martin W. Greenwald
Martin W. Greenwald Chief Executive Officer